Exhibit 10.1



                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement") is made effective as of March 3 2006, by and between GRILL CONCEPTS, INC., a Delaware corporation (the "Company") and PHILIP GAY ("Employee').


                                    RECITALS

WHEREAS, the Company and Employee have heretofore entered into Employment Agreements dated, July 2004 (collectively the "Previous Agreement"), setting forth the terms and conditions of the Company's employment of Employee as its EVP and Chief Financial Officer; and

WHEREAS, the Company and Employee have heretofore entered into Change of Control Agreement dated, September 30, 2005 (collectively the "Change In Control Agreement"), setting forth certain benefits that the employee would be entitled in the event of a change in control (as defined in the Change in Control Agreement); and

WHEREAS, the Company and Employee desire that Employee continue his employment with the Company and employ the Employee as its President and Chief Executive Officer and have a seat on its Board Of Directors and to replace its Previous Agreement, which shall have no force and effect to the Change In Control
Agreement, pursuant to and in accordance with the terms and conditions hereinafter set forth in this agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereby agree as follows:

1.   EMPLOYMENT.
     -----------

     1.1 The Company hereby employs Employee as its President and Chief Executive Officer for a term of three and one-half (31/2) years, commencing as of June 22, 2006 and ending as of December 31, 2009 (the "Term"); provided, however, that the Term may be extended for one year by mutual written agreement of the parties. Employee hereby accepts such position, upon the terms and conditions set forth in the Agreement.

     1.2 During the Term, Employee shall devote his full-time, energies and skills to the performance of his duties hereunder, which shall include, but not limited to, the active development, management and operation of the Company's business, provided, that the foregoing shall not prohibit employee from serving on the boards of directors of any other (non competitive, which for this purpose shall include restaurant companies) company, up to a limit of three such companies, whether for profit or not for profit

     1.3 During the Term, Employee shall not, directly or indirectly, alone or as a member of a partnership or other association, or as an officer, director or stockholder, be engaged in or concerned with any other duties or pursuits in a business activity which compete, directly or indirectly, with the business of the Company without written consent with the Company, other than owning securities in a publicly traded company, provided that such ownership by Employee does not exceed ten percent (10%) of any class of securities of such company.

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     1.4  In  the  course  of Employee's employment hereunder, it is anticipated that Employee may from time to time be allowed access to confidential information and trade secrets (collectively the "Confidential Information") owned by the Company and used in the course of its business. The parties acknowledge and agree that there is a competitive value and confidential nature with respect to the Confidential Information, and that material damage will result to the Company if the Confidential Information is disclosed to a third party. Employee therefore agrees that during the Term, and for a period of ten
(10) years thereafter, Employee will not, directly or indirectly disclose or use any of the Confidential Information except as required in the ordinary course of the Company's business and Employee's employment hereunder. All records, files, documents and materials relating to the Company's business which the Employee shall prepare, use or be provided with during the Term shall be and remain sole property of the Company and shall not be removed form the Company's presence or otherwise utilized by the Employee for other than the benefit of the Company without the Company's written consent.


     1.5 Employee acknowledges and agrees that in the event of a breach by Employee of any of the provisions of paragraphs 1.3 and 1.4 above, that in addition to any other remedies it may have at law or in equity, the Company shall be entitled to injunctive relief without the necessity of proving the inadequacy of such other remedies.

2.   SALARY.     Employee shall receive an annual base salary during each year
     -------
of the Term of this agreement as follows:

     June 23, 2006 to June 22, 2007               $275,000
     June 23, 2007 to June 22, 2008:              $300,000
     June 23, 2008 to June 22, 2009:              $325,000
     June 23, 2009 to December 31, 2009:          $350,000

3.   OTHER COMPENSATION.     Employee shall be entitled to the following
     ------------------
benefits and other compensation during the Term:

     3.1     Vacation.     Five (5) weeks vacation during each year of the Term,
             ---------
at such times as shall be mutually agreed upon between he Employee and the Company; provided, however, that Employee may not accumulate any unused vacation time form one employment year to the next during the Term.

     3.2     Automobile.     Unlimited use of an automobile of a make and model
             -----------
commensurate with Employee's position as Chief Executive Officer of the Company. The Company shall pay all expenses for repair, maintenance and insurance for such automobile in an amount not to exceed Ten Thousand Dollars per year.

     3.3     Travel and Entertainment.     Unlimited reimbursement by the
             ------------------------
Company of Employee for entertainment, dining and travel expenses incurred by Employee in the course of performing his duties hereunder.

     3.4     Intentionally Omitted.
             ----------------------

     3.5     Health Benefits.          During the Term and any extension
             ----------------
thereof, unless the Employee is terminated for cause, each of the Employee and his spouse (or widow) shall be entitle to receive, at the sole expense of the Company, such benefits, including without limitation, participation in group life, health, accident, disability, liability or hospitalization insurance plans, pension plans, severance plans or retirement plans, as the Company currently makes available to its highest level of executive employees as a group or as such programs and benefits are amended.

     3.6     Life Insurance.     Term life insurance in  the face of One Million
             --------------
Dollars ($1,000,000), the premiums and all other costs for which shall be paid in full by the Company.

     3.7     Stock Options.          Company hereby grants to Employee fifty
             -------------
thousand (50,000) shares of stock at a price of $3.19 per share, in accordance with provisions of the Company's Stock Option plan (the "Plan"). The options will vest one-third (1/3) June 22,2007, one-third June 22, 2008 and the final one-third on June 22, 2009.

     3.8     Bonus Plan.     Employee shall be eligible for a performance-based
             ----------
bonus  of  a  maximum  of  fifty  percent (50%) of  salary.   Metrics  shall  be
established  by the Compensation  Committee of the Board of Directors each year.

     3.9     Other Benefits.     Such other benefits as Employee may be eligible
             --------------
to receive in accordance with the Company's announced employee benefit programs in effect from time to time. Nothing contained in this paragraph shall be deemed to restrict, limit or affect any stock options that may have previously been granted to Employee.

4.   TERMINATION.     This Agreement shall terminate upon commencement of any
     ------------
of the following:

     4.1     The  expiration  of  the  Term  hereof.

     4.2     The  mutual  written  consent  of  the  parties  hereto.

     4.3     The  death  of  the  employee.

     4.4 The permanent disability of the Employee, as such term is defined in paragraph 6 below.

     4.5 For cause, at the option of the Company, as provided in paragraph 5 below.


     Nothing contained in this paragraph 4 shall be construed, however, to abrogate the payment by the Company to Employee or Employee's personal representative or heirs, as the case may be, of any benefits or compensation that had accrued and was due to Employee prior to termination of this Agreement.

5.     TERMINATION FOR CAUSE.     The Company shall have the right, at its sole
       ---------------------
election, to terminate Employee's employment hereunder at any time during the Term for cause, which, for purposes of this Agreement shall be constituted by any of the following events:

     5.1     Employee is convicted by any federal, state or local authority with
(i) an act of dishonesty; or (ii) an act involving moral turpitude; or (iii) an act constituting a felony; or (iv) narcotics addiction; or (v) habitual intemperance.

     5.2 The continued failure by Employee, following written notice from the Company, to fulfill Employee's obligations under or comply with any of the provisions of this Agreement.

     Any election by the Company to terminate this Agreement for cause under paragraphs 5.1 or 5.2 above shall be made by giving Employee written notice to such effect by certified or registered mail at Employee's last known address, or by personal delivery of such notice to Employee; provided, however, that in the event Employee is either convicted or pleads guilty or nolo contendere to any of
                                                       ---------------
the charges set forth in paragraph 5.1 above, the Company may immediately terminate this Agreement thereupon. The waiver by the Company of any such acts of Employee as described in this paragraph 5 shall not be construed as a waiver of any subsequent acts by Employee.

6.            PERMANENT DISABILITY
              --------------------

     6.1 The terms "permanent disability" as used in this Agreement shall mean six (6) months of substantially continuous disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Employee, by reason of mental or physical health, is unable to sustain reasonably long periods of substantial performance of his duties. Frequent long illnesses, though different form a preceding illness and though separated by relatively short period of Employee's performance of his duties hereunder, shall be deemed to be "substantially continuous."

     6.2 In the event of any dispute concerning the permanent disability of Employee, the Company and Employee shall each select a physician licensed to practice medicine in the State of California, who shall then select a third physician so licensed. Such selection shall be made within thirty (30) days after Employee gives notice to the Company that he disputes the Company's determination that the Employee is permanently disabled. The determination of a majority of the three (3) physicians concerning whether or not Employee is permanently disabled shall be conclusive and binding upon the parties. Such determination shall be made by the three (3) physicians within sixty (60) days of their selection. In the event that either the Company of Employee fails to select a physician within the prescribed time period, then either it or he shall be deemed to have waived its or his right to do so, and the determination regarding Employee's disability hereunder shall be made by the sole physician selected.


7.     ASSIGNMENT.     Employee  may  not  assign  or  otherwise  transfer  this
       ----------
Agreement or any of the Employee's rights, duties, interests or obligations hereunder without the written request of the Company.

8.     ENTIRE AGREEMENT.     This Agreement embodies the entire agreement and
       ----------------
understanding between the parties with respect to the subject matter hereof, and supercedes all prior and contemporaneous agreements and understandings relating to such subject matter, whether oral or written, including, without limitation, the Previous Agreement. The parties acknowledge and agree that neither has made any representations with respect to the subject matter of this Agreement except as specifically set forth in this Agreement.

9.     AMENDMENT.     This  Agreement  may not  be amended  excet  by a  written
       ---------
document executed by both parties.

10.     SEVERABILITY.     If any provision of this Agreement shall be held
        ------------
unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best affect the intent of the parties. The parties further agree to replace any such unenforceable provision with an enforceable provision (and to take such other action) which will achieve, to the extent possible, the purposes of the unenforceable provision.

11.     GOVERNING LAW.     This  agreement  shall  be  governed by and construed
        -------------
under the laws of the State of California.

12.     ARBITRATION.     Any dispute arising under the terms of this Agreement
        ------------
shall be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Any hearing under the Rules shall take place in Los Angeles, California, in accordance with Rule 11 of the Rules. The hearing shall be before one (1) arbitrator in accordance with Rule 17 of the Rules; provided, however, that the event of a claim made in excess of One Hundred Thousand Dollars ($100,000), the hearing shall be before three (3) arbitrators, in accordance with the Rules. The provisions of Section 1283.05 of the California Code of Civil Procedure are incorporated into and made part of this Agreement, except that subparagraph (e) of Section 1283.05 shall not apply. Depositions in any arbitration hereunder may be noticed in accordance with the California Code of Civil Procedure, and leave to do so need not be requested by the arbitrator or arbitrators. Any award rendered by the arbitrator pursuant to this Agreement and the Rules shall be enforced in the Superior Court of the County of Los Angeles in and for the State of California as the court having full jurisdiction over the arbitration.

13.     ATTORNEY'S FEES.     In  any  arbitration  or  action  to  enforce  this
        ---------------
Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable costs, including, without limitation, attorneys' fees.

14.     ADDITIONAL DOCUMENTS.          The parties agree to execute such
        --------------------
additional documents and perform such other acts as may be necessary or appropriate to achieve the purposes of this Agreement.

15.     NON-WAIVER.     No  waiver by a  party of any failure by the other party
        ----------
to keep any  provision  of  this   Agreement  shall  be  deemed  a waiver of any
preceding  or  succeeding  breach  of  the  same  or  any  other  provision.

16.     BINDING EFFECT.     Subject  to  paragraph  7 above,  this  Agreement is
        --------------
binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, and legal representatives.

17.     NOTICE.     Any  notice or  other communication given hereunder shall be
        ------
deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the parties as indicated below:

     If to the Company:

     Grill Concepts, Inc.
     11661 San Vicente Blvd., #404
     Los Angeles, CA 90049

     If to Employee:

     Philip Gay
     5575 Clee Court
     Agoura Hills, CA 91301

Or to such other address as the parties may designate in writing pursuant to this paragraph. Notice shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

18.     COUNTERPARTS.     This Agreement may be executed in one or more
        ------------
counterparts and/or by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be accepted by the parties as valid and binding in lieu of original signatures; however, if facsimile signatures are presented by any party in lieu of original signatures, within two (2) business days after execution of the Agreement such party shall also deliver to counsel for the other party(ies) an original signed by that party.

19.     ACKNOWLEDGEMENT OF INDEPENDENT COUNSEL.     Both  the  Company  and
        --------------------------------------
Employee acknowledge that each of them has read and understands this Agreement. In connection with the foregoing, the parties acknowledge that each of them has had an opportunity to have the Agreement reviewed by independent counsel, and that each of the parties is aware of and understands the form, content and legal effect of this Agreement and their rights and obligations hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

     The Company:                  Grill Concepts, Inc.
                                   a Delaware corporation


                                   By
                                     -------------------------

                                   Its:
                                       -----------------------
     Employee:

                                   ---------------------------
                                   Philip Gay